CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 25, 2011, with respect to the financial statements and financial highlights of the Baird Funds, Inc. (including the Baird Intermediate Bond Fund, Baird Aggregate Bond Fund, Baird Intermediate Municipal Bond Fund, Baird Core Plus Bond Fund, Baird Short-Term Bond Fund, Baird LargeCap Fund and Baird MidCap Fund) appearing in the December 31, 2010 Annual Reports to Shareholders on Form N-CSR.  These financial statements and financial highlights are incorporated by reference in this Post-Effective Amendment No. 23 to Registration Statement No. 333-40128 on Form N-1A (the “Registration Statement”). We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectus and under the caption “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ GRANT THORNTON LLP

Chicago, Illinois
April 28, 2011